    As filed with the Securities and Exchange Commission on August 29, 1997
                                                         REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 _____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 _____________

                               HOENIG GROUP INC.
             (Exact name of Registrant as specified in its charter)


                   DELAWARE                          13-3625520
        (State or other jurisdiction              (I.R.S. Employer
     of incorporation or organization)           Identification No.)
                                 _____________

                              ROYAL EXECUTIVE PARK
                             4 INTERNATIONAL DRIVE
                           RYE BROOK, NEW YORK 10573
         (Address, including zip code, of principal executive offices)

                                 ______________

                               HOENIG GROUP INC.
                      1996 LONG-TERM STOCK INCENTIVE PLAN
                             1994 STOCK OPTION PLAN
                             1991 STOCK OPTION PLAN
                           (Full titles of the Plans)

                                 _____________

                           KATHRYN L. HOENIG, ESQUIRE
                                   SECRETARY
                               HOENIG GROUP INC.
                              ROYAL EXECUTIVE PARK
                             4 INTERNATIONAL DRIVE
                           RYE BROOK, NEW YORK 10573
                                 (914) 935-9000
(Name, address, and telephone number, including area code, of agent for service)
                                 _____________

                                   Copies to:

                          GEORGE G. YEARSICH, ESQUIRE
                          MORGAN, LEWIS & BOCKIUS LLP
                              1800 M STREET, N.W.
                             WASHINGTON, D.C. 20036

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED             PROPOSED
                                                                      MAXIMUM               MAXIMUM
          TITLE OF SECURITIES TO                 AMOUNT TO BE         OFFERING        AGGREGATE OFFERING          AMOUNT OF
             BE REGISTERED                     REGISTERED (1)(2)   PRICE PER SHARE           PRICE         REGISTERATION FEE (2)(3)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per share (4)     2,988,000 shares        $5.09           $15,208,920.00             $1,542.42

------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 1996 Long-Term Stock Incentive Plan, the 1994 Stock Option Plan and the 1991 Stock Option Plan.

(2) Pursuant to Rule 429(b), this Registration Statement includes 1,988,000 shares of Common Stock previously registered on Form S-8 Registration Statement No. 33-84630, filed on September 30, 1994. In connection with the 1,988,000 previously registered shares of Common Stock that are being carried forward onto this Registration Statement, the Registrant paid a
    fee of $3,084.83.   In connection with this Registration Statement, the
    Registrant is paying a fee based solely on the additional 1,000,000 shares of Common Stock being registered herein.

(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for the Common Stock as reported on the Nasdaq National Market for August 22, 1997.

(4) On January 14, 1997, Hoenig Group Inc. entered into a Rights Agreement with Continental Stock Transfer & Trust Company (the "Rights Agreement") and declared a dividend distribution of one right for each outstanding share of Common Stock to stockholders of record on January 31, 1997 (the "Record Date"). The rights attached to all shares of Common Stock outstanding on the Record Date and thereafter to all shares of Common Stock issued. Certificates for shares of Common Stock contain a notation incorporating the Rights Agreement. The 2,877,833 shares of Common Stock registered herein to be issued pursuant to the 1996 Long-Term Stock Incentive Plan, the 1994 Stock Option Plan and the 1991 Stock Option Plan include such rights, as do the 2,988,000 shares of Common Stock registered for resale by the selling stockholders named herein. Such rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Value attributable to such rights, if any, is reflected in the market price of the Common Stock, and such rights are issued for no additional consideration. Accordingly, there is no offering price for the rights, and no registration fee is required.

                               EXPLANATORY NOTES

         On September 30, 1994, Hoenig Group Inc., a Delaware corporation (the "Company"), filed a Registration Statement on Form S-8 (File No. 33-84630) relating to 1,995,000 shares of common stock, par value $0.01 per share, of which 1,000,000 shares were registered for offer and sale under the 1994 Stock Option Plan (the "1994 Plan"), 978,000 shares were registered for offer and sale under the 1991 Stock Option Plan (the "1991 Plan"), and 17,000 restricted shares that were acquired under the 1991 Plan prior to the effective date of that Registration Statement were registered for resale (the "First Registration Statement"). On May 15, 1997, the Company's stockholders approved the 1996 Long-Term Stock Incentive Plan (the "1996 Plan"). Under the terms of the 1996 Plan, the Company may issue up to 1,000,000 shares of common stock, plus any additional shares that are or will become available for issuance under the 1994 Plan and the 1991 Plan and are not issued under such plans. After the stockholders' approval of the 1996 Plan, no additional options may be granted under the 1994 Plan or the 1991 Plan. Options granted under the 1994 Plan and 1991 Plan that are outstanding will, however, continue to be subject to the terms of the plan under which such options were granted.

         This Registration Statement on Form S-8 is registering (i) 2,877,833 shares of common stock and the associated rights attached to such shares of common stock (the "Common Stock") for offer and sale by the Company, of which up to 2,877,833 shares of Common Stock are being registered for offer and sale under the 1996 Plan, up to 511,834 shares of Common Stock are being registered for offer and sale under the 1994 Plan, and up to 684,166 shares of Common Stock are being registered for offer and sale under the 1991 Plan; and
(ii) 2,988,000 shares of Common Stock that were or are to be issued pursuant to the 1996 Plan, the 1994 Plan and the 1991 Plan (together, the "Plans") for reoffer and resale by the Selling Stockholders named in Appendix A to the resale Prospectus which forms a part of this Registration Statement. Included among the 2,988,000 shares of Common Stock being registered for reoffer and resale by the Selling Stockholders is an aggregate of 10,000 restricted shares of Common Stock that were issued under the 1991 Plan before the effective date of the First Registration Statement.

         Prospectuses meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 have been prepared. Such prospectuses are not included in this Registration Statement but will be delivered to all participants in the respective Plans pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

         A resale Prospectus meeting the requirements of Part I of Form S-3 which covers the reoffer and resale by the Selling Stockholders named in Appendix A thereto of shares of Common Stock acquired or to be acquired by them pursuant to the Plans is contained in this Registration Statement. The only restricted securities (within the meaning of General Instruction C to Form S-8) which may be reoffered and resold pursuant to such Prospectus are restricted securities which were acquired by Selling Stockholders prior to the filing of the First Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.           Plan Information.*
                  ------------------
Item 2.           Registrant Information and Employee Plan Annual Information.*
                  -------------------------------------------------------------

----------------------
  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

PROSPECTUS
----------
                               HOENIG GROUP INC.
                      1996 Long-Term Stock Inventive Plan
                             1994 Stock Option Plan
                             1991 Stock Option Plan

                        2,988,000 SHARES OF COMMON STOCK
                           par value $0.01 per share


         This Prospectus relates to 2,988,000 shares of common stock, $0.01 par value per share, and the associated rights that are attached to shares of common stock pursuant to the Rights Agreement dated January 14, 1997 (the "Common Stock"), of Hoenig Group Inc., a Delaware corporation (the "Company"), which may be offered and sold from time to time pursuant to this Prospectus (the "Shares") by the persons named in Appendix A to this Prospectus as "Selling Stockholders" (the "Selling Stockholders"). The Selling Stockholders have acquired or will acquire the Shares pursuant to the Company's 1996 Long-Term Stock Incentive Plan (the "1996 Plan"), the 1994 Stock Option Plan (the "1994 Plan") or the 1991 Stock Option Plan (the "1991 Plan"). The 1996 Plan, the 1994 Plan and the 1991 Plan are sometimes referred to herein, collectively, as the "Plans."

         The Shares will be sold, or otherwise disposed of, for the account of the Selling Stockholders, and the Company will not receive any proceeds from such transactions.

         The Selling Stockholders may offer the Shares for sale at prices prevailing on the principal markets on which the Shares are then traded on the date of sale or may sell, or otherwise dispose of, the Shares in privately negotiated transactions or donate the Shares to charitable institutions, or other persons, which in turn may offer the Shares for sale at prices prevailing on the principal markets on which the Shares are traded, or sell, or otherwise dispose of, the Shares in privately negotiated transactions. The Selling Stockholders also may pledge the Shares as collateral to secure borrowings, and the pledgees may, in the event of foreclosure, offer the Shares for sale at prices prevailing on the principal markets on which the Shares are traded, or sell, or otherwise dispose of, the Shares in privately negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such an exchange; and
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales.

         Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker or dealer, (ii) the number of Shares involved,
(iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker or dealer, where applicable,
(v) that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

         In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Any of the foregoing transactions may involve the disposition of Shares directly to acquirors (which may include market makers and other dealers) or through a broker or dealer at prices that cannot be presently determined. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

         The Common Stock is quoted in the Nasdaq National Market under the symbol "HOEN". On August 27, 1997, the last reported sale price of the Common Stock was $5.25. Prospective acquirors of Shares are urged to obtain a current price quotation.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

         This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction in which such offer or solicitation may be unlawful. No person has been authorized to give any information or to make any representations and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Except as otherwise indicated, neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

         The date of this Prospectus is August 29, 1997.

                               TABLE OF CONTENTS
                               -----------------
                                                                       Page
                                                                       ----
AVAILABLE INFORMATION.................................................   4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................   4

THE COMPANY...........................................................   5

SELLING STOCKHOLDERS..................................................   5

EXPERTS  .............................................................   6

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, such reports are available on the Commission's Web site at "http://www.sec.gov".

         The Company has filed with the Commission under the Securities Act a registration statement on Form S-8 with respect to the Shares offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and the exhibits filed therewith, which are available for inspection without charge at the principal office of the Commission in Washington, D.C. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are hereby incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) of the Exchange Act for the fiscal year ended December 31, 1996 (the "1996 10-K");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

         (c) The descriptions of the Common Stock contained in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating or otherwise amending those descriptions; and

         (d) All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering.

         Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently field document which also is or is deemed to be incorporated by reference into this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person (including any beneficial owner) to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated by reference into the Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

                        Hoenig Group Inc.
                        Royal Executive Park
                        4 International Drive
                        Rye Brook, New York 10573
                        Attention: Stockholder Relations
                        Telephone: (914) 935-9000

         Additional updating information with respect to the matters discussed in this Prospectus may be provided in the future by means of supplements to this Prospectus.

                                  THE COMPANY

         The principal executive offices of the Company are located at Royal Executive Park, 4 International Drive, Rye Brook, New York 10573 (Tel. (914) 935-9000).

         Additional information regarding the Company is contained in the documents listed above under the caption "Incorporation of Certain Documents by Reference."

                              SELLING STOCKHOLDERS

         This Prospectus may be used by certain officers, directors and controlling stockholders of the Company for the resale to the public of Shares issued or to be issued to them under the Plans. Such persons may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder, and such Shares may be deemed to be "control securities" within the meaning of the General Instructions to Form S-8. This Prospectus may also be used for the resale to the public of certain Shares heretofore issued under the 1991 Plan. Such Shares may be deemed to be "restricted securities" within the meaning of the General Instructions to Form S-8. The securities referred to in this paragraph may also be resold pursuant to Rule 144 under the Securities Act or in transactions exempt from registration.

         The persons who may resell Shares pursuant to this Prospectus are referred to in this Prospectus collectively as "Selling Stockholders." The names of the Selling Stockholders, their relationships to the Company, and the numbers of shares of Common Stock that they beneficially own and the numbers of Shares owned by them which are available for resale pursuant to this Prospectus are set forth in Appendix A to this Prospectus. Neither the statements contained in this Prospectus or the Registration Statement nor the delivery of this Prospectus in connection with a sale, or other disposition, by any Selling Stockholder shall be deemed an admission by the Company or such Selling Stockholder that the Selling Stockholder is in a control relationship with the Company.

         The Company does not know whether any of the Selling Stockholders will use this Prospectus in connection with the offer or sale of any Shares, or, if this Prospectus is so used, how many Shares will be offered or sold. The information set forth in Appendix A may be updated by the Company by use of supplements to this Prospectus issued subsequent to the date hereof.

                                    EXPERTS

         The consolidated financial statements of the Company appearing in the 1996 10-K have been examined by Deloitte & Touche LLP as set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the reports of such accountants pertaining to such financial statements and upon the authority of such firms as experts in auditing and accounting. Audited financial statements to be included in subsequently filed documents will be incorporated herein by reference in reliance upon the reports pertaining to such financial statements of such independent accountants as are the Company's auditors from time to time (to the extent covered by consents filed with the Commission) and upon the authority of such accountants as experts in auditing and accounting.

                                                            APPENDIX A

                                                       SELLING STOCKHOLDERS

                                                        Number of Shares
                                                   Available for Resale Under         Amount To Be Owned If All Shares
                                                    This Prospectus (Shares       Available for Resale Under This Prospectus
                              Total Number of       Acquired Upon Exercise                      Were Resold
                             Shares Owned Prior  of, or Currently Subject to,
    Name and Position         to Sales Under                 Awards                   Number           Percentage
       with Company           This Prospectus 1     Granted Under the Plans)         of Shares          of Class 2
------------------------------------------------------------------------------------------------------------------------------------

Fredric P. Sapirstein                    327,400                   1,000,000          327,400           3.51%
Chairman, President and
CEO
Alan B. Herzog                         1,009,682                      47,500          984,682          10.56%
COO, Principal
Financial/Accounting
Officer and Director
Max H. Levine                          1,021,600                      95,000          996,600          10.69%
Executive VP and
Director
Kathryn L.  Hoenig                       100,000                      22,500          100,000           1.07%
VP, Secretary, General
Counsel and Director
Robert L. Cooney                           5,000                      10,000            5,000             *
Director
Martin F.C. Emmett                        55,000                      14,000           55,000             *
Director
Robert Spiegel                           347,718                      14,000          347,718           3.73%
Director
Robin Green                               16,150                      83,500           16,150             *
Managing Director
Hoenig (Far East) Limited

----------------
*        Less than one percent.

1 Refers to shares of Common Stock owned directly by the Selling Stockholders, including shares acquired under the Plans; does not include indirect stock ownership or shares subject to unexercised options awarded under the Plans.

2 Based on 9,322,605 shares of Common Stock outstanding as of August 18, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents filed by Hoenig Group Inc. (the "Registrant") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K filed pursuant to
Section 13(a) of the Exchange Act for the fiscal year ended December 31, 1996;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

         (c) The descriptions of the Common Stock contained in the Registrant's registration statements under Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating those descriptions; and

         (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement and the resale Prospectus contained herein to the extent that a statement contained in this Registration Statement or the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement or the Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the Prospectus.

Item 4.           Description of Securities.
                  --------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.
                  ---------------------------------------

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.
                  ------------------------------------------

         Section 145 of the Delaware General Corporation Law, under which the Registrant is organized, permits, and the By-laws of the Registrant require, the Registrant to indemnify an officer or director of the Registrant, or of any wholly owned subsidiary of the Registrant, or of any other entity or enterprise that the board of directors of the Registrant may designate by resolution, who was or is a party or is threatened to be made a party to any "proceeding" (including a lawsuit) because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. Section 145 permits, and the By-laws require, the Registrant to advance expenses incurred in defending such a proceeding under certain circumstances. If the officer or director is successful on the merits or otherwise, the Registrant is required to indemnify him or her against all expenses, including attorneys' fees, actually and reason-ably incurred by him or her in connection with such proceeding. The
Registrant's Certificate of Incorporation eliminates a director's exposure to personal monetary liability for breach of his or her fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

         The Company also maintains directors and officers' liability insurance which, with certain exceptions, insures such directors and officers against liabilities which they may incur in their respective capacities as directors and officers.

Item 7.           Exemption from Registration Claimed.
                  ------------------------------------

         The restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the 1991 Plan in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. Each such transaction involved the issuance of shares of common stock pursuant to the exercise of options granted under the 1991 Plan to persons who were officers, employees or directors of the Registrant and who had access to material information with respect to the Registrant.

Item 8.           Exhibits.
                  ---------

4.1 Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

4.2 Amended and Restated By-laws of the Registrant. (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)

4.3 Rights Agreement dated January 14, 1997. (Incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on January 21, 1997.)

5                 Opinion of Morgan, Lewis & Bockius LLP.

23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 to this Registration Statement).

23.2              Consent of Deloitte & Touche LLP.

24                Powers of Attorney (included on Page II-5 to II-6).

Item 9.           Undertakings.
                  -------------

                  The undersigned Registrant hereby undertakes:

                           (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                 (i)   To include any prospectus required by
                                       Section 10(a)(3) of the Securities Act
                                       of 1933, as amended (the "Securities
                                       Act");

                                 (ii)  To reflect in the prospectus any facts
                                       or events arising after the effective
                                       date of the Registration Statement (or
                                       the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                 (iii) To include any material information with
                                       respect to the plan of distribution not
                                       previously disclosed in the Registration
                                       Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on the 25 day of August 1997.


                                          HOENIG GROUP INC.



                                    By:   /s/ Fredric P. Sapirstein
                                          --------------------------
                                          Fredric P. Sapirstein
                                          President and Chief Executive Officer

         Each person whose signature appears below hereby appoints Fredric P. Sapirstein and Kathryn L. Hoenig, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this Registration Statement and any and all amendments (including post-effective amendments) to any such registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signatures                          Capacities in Which Signed                               Date
---------------------------------------      ----------------------------------                 --------------------
/s/ Fredric P. Sapirstein                       Chairman, President and Chief                       August 25, 1997
---------------------------                     Executive Officer and Director
    Fredric P. Sapirstein

/s/ Alan B. Herzog                              Chief Operating Officer, Principal                  August 25, 1997
-------------------                             Financial/Accounting Officer and
    Alan B. Herzog                              Director




                                                      II-5


/s/ Max H. Levine                               Executive Vice President and                        August 25, 1997
----------------------                          Director
    Max H. Levine

                                                Vice President, Secretary, General                  August   , 1997
----------------------                          Counsel and Director
Kathryn L. Hoenig


                                                Director                                            August   , 1997
----------------------
Robert L. Cooney


/s/ Martin F.C. Emmett                          Director                                            August 25, 1997
----------------------
Martin F.C. Emmett


                                                Director                                            August   , 1997
----------------------
Robert Spiegel


                                 EXHIBIT INDEX

Exhibit       Description
-------       -----------
4.1           Certificate of Incorporation of the Registrant. (Incorporated herein by reference to
              Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1996.)
4.2           Amended and Restated By-laws of the Registrant.  (Incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)
4.3           Rights Agreement dated January 14, 1997.  (Incorporated herein by reference to
              Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on January 21,
              1997.)
5             Opinion of Morgan, Lewis & Bockius LLP.
23.1          Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5 to the Registration Statement).
23.2          Consent of Deloitte & Touche LLP.
24            Powers of Attorney (included on Pages II-5 to II-6 of the Registration Statement).
